                          CERTIFICATE OF INCORPORATION

                                       OF

                            REGAL INTERNATIONAL, INC.

     The undersigned, for the purposes of forming a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the corporation is REGAL INTERNATIONAL, INC.

     SECOND: The registered office or place of business of the corporation in the State of Delaware is to be located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

     THIRD: The nature of the business of the corporation and the objects and purposes to be transacted, promoted and carried on by it are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: A. Authorized Shares. The aggregate number of shares which this corporation shall have authority to issue is 30,000,000 shares consisting of 20,000,000 shares of common stock having a par value of $0.10 per share (the "Common Stock") and 10,000,000 shares of preferred stock having a par value of $0.10 per share (the "Preferred Stock").

         B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph D of this Article FOURTH, there is hereby expressly vested in the Board of Directors of the corporation the authority to issue one or more series of Preferred Stock and to fix in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the corporation the voting powers, if any, and the designations, preferences and relative, participating, optional orother special rights, and the qualifications, limitations or restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                  (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series. The designation of a series of preferred stock need not include the words "preferred" or "preference" and may be designated "special" or other distinctive term. Unless otherwise provided in the resolution issuing such series, the number of shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the Board of Directors in the manner prescribed by law;

                  (2) The rate and times at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the date from which such dividends shall be cumulative;

                  (3) Whether the series shall be convertible into, or exchangeable for, at the option of the holders of Preferred Stock of such series or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, and the terms and conditions of such conversion or exchange, including provisions for the adjustment of any such conversion rate in such events as the Board of Directors shall determine;

                  (4) Whether or not Preferred Stock of such series shall be subject to redemption at the option of the corporation or the holders of such series or upon the happening of a specified event, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed;

                  (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the corporation;

                  (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                  (7) Subject to subparagraph 5 of Paragraph D of this Article FOURTH, whether such series of Preferred Stock shall have full, limited or no voting powers including, without limiting the generality of the foregoing, whether such series shall have the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

         C.       Common Stock.

                  (1) After the corporation has complied with the requirements, if any, fixed in accordance with the provisions of Paragraph B of this Article FOURTH with respect to (a) dividends on series of Preferred Stock (in accordance with the relative preferences among such series) and (b) the setting aside of sums as sinking funds or redemption or purchase accounts for series of Preferred Stock (in accordance with the relative preferences among such series), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph B of this Article FOURTH, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends (either in cash, stock or otherwise) as may be declared from time to time by the Board of Directors out of assets of the corporation legally available therefor and the holders of the Preferred Stock shall not be entitled to participate in any such dividends.

                  (2) After distribution in full of the preferential amount, if any, to be distributed to the holders of aeries of Preferred Stock (in accordance with the relative preferences among such series) in the event of voluntary or involuntary liquidation, distribution, dissolution or winding-up, of the corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them respectively.

                  (3) Except as may otherwise be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock hold by him on all matters voted upon by the shareholders.

         D.       Other provisions.

                  (1) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations (including such holders or others) and upon such terms an may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                  (2) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph B of this Article FOURTH. The consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to or on a parity with, the powers, preferences and rights of such outstanding series, or any of them;

provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Paragraph B of this Article FOURTH the conditions, if any, under which the consent of the holders of a majority (or such greater proportion as shall be fixed therein) of the outstanding shares of such series shall be required for the issuance of any or all other series of Preferred Stock.

                  (3) Subject to the provisions of subparagraph 2 of this Paragraph D, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                  (4) Shares of authorized Common Stock may be issued from time to time as the Board of Directors of the corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                  (5) The number of authorized shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote thereon.

                  (6) At all meetings of shareholders, a majority in interest of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

                  (7) Notwithstanding any other provision of this Certificate of incorporation or the By-laws of this corporation, no action by the shareholders of this corporation to remove or elect directors of this corporation or to amend, adopt or repeal the By-laws of this corporation may be taken other than at an annual or special meeting of said shareholders. Without a meeting or without prior notice, the shareholders of this corporation may not act by written consent to elect or remove directors of this corporation or to adopt, amend or repeal the By-laws of this corporation.

                  (8) Special meetings of shareholders may be called only by the Board of Directors and the power of shareholders to call a special meeting for any and all purposes whatsoever is specifically denied.

     FIFTH: All of the corporate powers of this corporation shall be vested in and exercised by a Board of Directors. The number of directors of the corporation shall be fixed by, or in the manner provided in, the By-laws of the corporation, but shall not be less than five (5) nor more than twelve (12). The number of directors constituting the initial Board shall be five (5).

     The Board of Directors shall be divided into three classes as nearly equal in number as may be with the initial term of office of Class I expiring at the annual meeting of shareholders in 1983, of Class II expiring at the annual meeting of shareholders in 1984, and of Class III expiring at the annual meeting of shareholders in 1985.

     At each annual meeting of shareholders, directors chosen succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding annual meeting of shareholders after their election. When the number of directors is increased by amendment to the By-laws of the corporation, and any newly created directorships are filled by the Board of Directors, there shall be no classification of such additional directors until the next annual meeting of shareholders. Subject to the foregoing, directors elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The shareholders of the corporation are expressly prohibited from cumulating their votes in any election of directors of the corporation.

     SIXTH: By-laws of the corporation may be adopted, amended or repealed by a majority vote of the entire Board of Directors or by the affirmative vote of the holders of 80% or more of the corporation's stock outstanding and entitled to vote at the meeting at which any By-law is adopted, amended or repealed. Such By-laws may contain any provision for the regulation and management of the affairs of the corporation and the rights or powers of its shareholders, directors, officers or employees not inconsistent with statute or this Certificate of Incorporation.

     SEVENTH: A. Except as not forth in Paragraph D of this Article SEVENTH, after any Person (as hereinafter defined) becomes the owner of more than 5% of the outstanding shares of stock of the corporation entitled to vote, the affirmative vote of the holders of not less than 80% of all stock entitled to vote thereon shall be required for approval of:

                  (1) A merger or consolidation of the corporation with or into such Person, or

                  (2) Any sale or lease of all, substantially all, or any substantial part of the assets of the corporation to such Person, or

                  (3) Any sale or lease to the corporation or any subsidiary thereof of any assets (except assets having a fair market value in the aggregate, whether sold or leased in one or more transactions of less than $2,000,000) in exchange for voting securities (or securities convertible into voting securities or options, warrants or rights to purchase voting securities or securities convertible into voting securities) of the corporation or any subsidiary thereof by such Person, or

                  (4) Any reclassification of securities, recapitalization or other transaction (except redemptions permitted by the terms of the security redeemed or repurchases of the securities for cancellation or for deposit in the corporation's treasury) designed to decrease the number of holders of stock of the corporation entitled to vote.

         B.       Definitions.

                  (1) "Person" shall mean any corporation, partnership, association, trust (other than any trust holding stock of the employees of the corporation pursuant to any stock purchase, ownership or employee benefit plan of the corporation) business entity, estate or individual or any Affiliate (as hereinafter defined) of any of the foregoing.

                  (2) "Affiliate" shall mean any corporation, partnership, association, trust, business entity, estate or individual who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person or has entered into, expressly or implicitly, an agreement, arrangement or understanding with a Person concerning any of the transactions described in Paragraph A of this Article SEVENTH.

                  (3) "Control" shall mean the possession, directly or indirectly, of power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  (4) A Person shall be deemed to be the owner of any shares of stock of the corporation:

                           (a)      of which he is, directly or indirectly, the
record or beneficial owner,

                           (b)      which he has the right (whether immediately
or upon the lapse of time) to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise,

                           (c)      which are directly or indirectly owned of
record or beneficially (including shares deemed to be owned through application of subparagraph B(4)(b) above) by any Affiliate of such Person, or

                           (d)      which are directly or indirectly owned of
record or beneficially (including shares deemed owned through application of subparagraph B(4) (b) above) by any other corporation, person or entity with which such Person or any Affiliate of such Person has any agreement, arrangement or understanding, express or implied, for the purpose of acquiring, holding, voting or disposing of stock of the corporation.

     For the purposes of this Article SEVENTH the outstanding shares of stock of the corporation shall include shares deemed owned through the application of subparagraphs (b) , (c) and (d) of subsection B(4) above but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

         C. The Board of Directors shall have the power and duty to determine for purposes of this Article SEVENTH on the basis of information known to the Board of Directors, whether:

                  (1) A Person owns (as defined in subparagraph B(4) above) more than 5% of the outstanding stock of the corporation entitled to vote,

                  (2) A corporation, person, or entity is an "Affiliate" of a Person,

                  (3) A transaction falls within the categories described in Paragraph A of this Article SEVENTH, and

                  (4) The memorandum of understanding referred to in Paragraph D below is substantially consistent with the actual transactions undertaken, which transactions are purported to be undertaken pursuant thereto.

     Any such determination shall be conclusive and binding for all purposes of this Article SEVENTH.

         D.       The provisions of this Article SEVENTH shall not apply to:

                  (1) Any transaction described in Paragraph A with respect to which the Board of Directors of the corporation has approved a memorandum of understanding with such Person prior to the time that Person became an owner of more than 5% of the outstanding shares of stock of the corporation entitled to vote; or

                  (2) Any transaction described in Paragraph A between the corporation or any subsidiary thereof and any corporation or other entity over which the corporation and its subsidiaries have majority voting control.

     EIGHTH: A director of this corporation shall not in the absence of fraud be disqualified by his office from dealing contracting with this corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall any transaction or contract of this corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or shareholder, is in any way interested in such transaction or contract; provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises, authorizing or confirming said contract or transaction, the existence of an interest of such director, firm or corporation is disclosed or made known and there shall be present a quorum of the Board of Directors or of the directors constituting such committee, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. A director shall not be liable to account to this corporation for any profit realized by him from or through any such transaction or contract of this corporation ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member or any corporation of which he is an officer, director or shareholder was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum. Any contract, transaction or act of this corporation or of the Board of Directors or of any committee thereof (whether or not approved or ratified as hereinbefore provided) which shall be ratified by a majority in interest of shareholders voting at any annual meeting or any special meeting at which a quorum is present called for such purpose or approved in writing by a majority in interest of the shareholders having voting power without a meeting, shall be as valid and as binding as though ratified by every shareholder of this corporation.

     NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of this corporation, as the case may be, and also on this corporation.

     TENTH: Notwithstanding any other provision of this Certificate of Incorporation or the By-laws of this corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the By-laws of this corporation), the affirmative vote of the holders of 80% of all stock of this corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change, or repeal subparagraphs 7 and 8 of Paragraph D of Article FOURTH, and Article FIFTH, SIXTH, SEVENTH or TENTH of the Certificate of Incorporation.

     ELEVENTH: The name and address of the incorporator is as follows:

     Name                              Address
    ------                             -------

     Robert A. Waldman                 Seventh Floor, National Foundation Center
                                       3545 Northwest Fifty-Eighth Street
                                       Oklahoma City, Oklahoma 73112

     IN WITNESS WHEREOF the undersigned, being the sole incorporator hereinabove named, hereby further certifies that the facts herein stated are true and, accordingly, has hereunto affixed his signature this 4th day of March 1982.


                                       -------------------------------------
                                       Robert A. Waldman,
                                       Sole Incorporator

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

                          AND RIGHTS OF PREFERRED STOCK

                                       OF

                            REGAL INTERNATIONAL, INC.

                                      * * *


         Regal International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the 2,500,000 shares of Series A and the 1,500,000 shares of Series B preferred stock, which resolution is as follows:

         RESOLVED: That the Corporation adopt the Description of Preferred
                  Stock, attached hereto as Exhibit A, and made a part hereof, in the form presented to this Meeting for purposes of issuing its currently authorized Class of Preferred, $.10 par value, stock; except that if the New York Stock Exchange shall indicate its disapproval of the provisions in said Description which authorize the holders of the Preferred Stock to elect up to one-third of the members of the Board of Directors, the appropriate officers of the Corporation shall be authorized and directed to revise said Description accordingly.

         IN WITNESS WHEREOF, said Secretary has caused this certificate to be signed by Dr. Gilbert D. Beinhocker, Chairman of the Board of Directors, and attested by Robert A. Trevisani, its Secretary, this _____day of December, 1987.

                                            ____________________________________

                                            By:_________________________________
                                            Chairman of the Board of Directors

ATTEST:


By:
   _______________________________
   Secretary

                            REGAL INTERNATIONAL, INC.

                       RESTATED AND AMENDED DESCRIPTION OF

                      PREFERRED STOCK (SEPTEMBER 13, 1987),

                              SERIES A AND SERIES B

         1. DESIGNATION. 4,000,000 shares of the class of $.10 par value Preferred Stock, authorized under the Certificate of Incorporation of Regal International, Inc. (the "Corporation") shall be designated as "Series A" and "Series B" Preferred Stock, as provided hereunder. The remaining shares of $.10 par value Preferred Stock authorized not so designated shall not be subject to the provisions of this Restated Description of Preferred Stock, Series A and Series B.

         Series A shall consist of 2,500,000 shares of Preferred Stock. Series B shall consist of 1,500,000 shares of Preferred Stock. The rights, privileges and obligations appertaining to Series A and Series B of the Preferred Stock shall be identical, except as to rights to convert such shares, as more particularly described in Section 6 below.

         The Stated Value of Series A shall be $.80 per share and the Stated Value of Series B shall be $4.50 per share and each shall be appropriately adjusted to reflect any stock dividend, stock split or similar recapitalization affecting the Preferred Stock occurring after the initial issuance of the Preferred Stock.

         2. DIVIDENDS. The holders of shares of Series A and Series B (hereinafter sometimes collectively referred to as "Preferred Stock") shall be entitled to receive out of any current earnings of this Corporation at the time legally available for the declaration of dividends at the rate of 9 percent per annum of the Stated Value thereof, and no more, payable in cash annually, or at such intervals as the Board of Directors may from time to time determine, when and as declared by the Board of Directors. Dividends on the preferred shares first issued shall accrue from the date of issuance of such shares, and dividends on all preferred shares thereafter issued shall accrue from the day following the last day of the period for which dividends have already been paid on outstanding preferred shares. Dividends on all issued and outstanding preferred shares shall accrue from day to day, whether or not earned or declared. Such dividends shall be payable before any dividends shall be declared or paid upon or set apart for the common shares, and shall be cumulative, so that if any year or years dividends upon the outstanding preferred shares at rate of 9 percent per annum of the stated value thereof shall not have been paid thereon or declared and set apart therefor, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon, or set apart for, the common shares.

         3. LIQUIDATION PREFERENCE. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (herein referred to as a "Liquidation"), then, before any payment shall be made to or set apart for the holders of Common Stock, the holders of shares of Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders a per-share amount (the "Preferred Liquidation Preference") equal to the stated value of the Preferred Stock so held, plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the aggregate amount of their respective stated values, the holders of Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the Preferred Liquidation Preference if all amounts payable on or with respect to such shares were paid in full.

                  (b) For purposes of this Section 3, if any assets distributed to stockholders upon Liquidation consist of property other than cash, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution, as determined in good faith by the Board of Directors of the Corporation.

         4. MERGER. (a) Subject to Section 4(c), any Merger (as defined in the following sentence) shall be deemed to be a Liquidation for purposes of payment of the Preferred Liquidation Preference pursuant to Section 3(a). The term "Merger" shall mean, collectively, (i) any merger, reorganization or consolidation of the Corporation into or with any other corporation or entity, unless the stockholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast at least a majority of the votes of voting securities of the resulting or surviving corporation or entity on any matter on which any such holders of voting securities shall be entitled to vote, (ii) the sale, conveyance, transfer, license, lease or other disposition of all or substantially all of the assets of the Corporation, (iii) the issuance (in a single transaction or series of related transactions) by the Corporation of shares of Common Stock (or options, warrants or other securities or subscription rights of the Corporation which are, either directly or indirectly, exercisable or exchangeable for, or convertible into, Common Stock (herein collectively referred to as "Convertible Securities") which represent more than 50% of the outstanding shares of Common Stock (assuming the exercise, exchange or conversion of all Convertible Securities) of the Corporation immediately after such issuance, or (iv) the sale, conveyance or transfer of shares of Common Stock by stockholders of the Corporation (in a single transaction or series of related transactions) to a single purchaser or a group of affiliated purchasers which results in the acquisition by said purchaser or group of affiliated purchasers of more than 50% of the then issued and outstanding shares of Common

Stock. Notwithstanding anything to the contrary contained herein, the term Merger shall not include any of the transactions listed in the preceding sentence, if such transaction is approved by the vote by the holders of a majority of the shares of Preferred Stock, voting as a single class.

                  (b) In the event of a Merger where securities or other non-cash property is received from the acquiring corporation, each holder of Preferred Stock shall have the right to elect to receive cash, such securities or other non-cash property, or a combination thereof, in payment of the stated value pursuant to Section 3(a).

                  (c) In the event of an impending Merger under any of clauses (i) through (iv) of Section 4(a), each holder of Preferred Stock shall have the right to elect the benefits of the provisions of Section 6(a)(iii) hereof in lieu of having such Merger be deemed to be a Liquidation under this
Section 4, such election to be exercisable by written notice delivered to the Corporation no later than three days prior to the closing of such Merger.

         5. VOTING. Each holder of outstanding shares of Preferred Stock shall be entitled to one vote per share of Preferred Stock held. Except as provided to the contrary herein, or by provisions of applicable law, holders of Preferred Stock shall vote together with the holders of Common Stock and any other class or series of stock as a single class on all matters presented to the stockholders except with respect to the conversion of Preferred Stock.

         6. OPTIONAL CONVERSION. The holders of Preferred Stock shall have conversion rights as follows:

                  (a)      RIGHT TO CONVERT. (i) Any holder of Preferred
Stock shall have the right at any time to convert any or all of the Preferred Stock held into fully paid and nonassessable shares of the common, $.10 par value stock, ("Common Stock") of the Corporation in accordance with the applicable Conversion Price described in Section 6(a)(ii), as provided herein. The effective date of such Conversion shall be the date of delivery to the Corporation of notice so to convert, as provided in Section 6(b)(i) hereof.

                           (ii)     Upon a vote by the holders of a majority of
the shares of the Preferred Stock, voting as a single class, all shares of Preferred Stock shall be converted into fully paid and nonassessable shares of the Common, $.10 par value Stock, ("Common Stock") of the Corporation at the rates of 3 shares of Common Stock for each share of Series A Preferred Stock and as to each share of Series B Preferred Stock at a rate equal to "x" shares of Common Stock for each share of Series B Preferred Stock, where "x" equals the Stated Value of $4.50 divided by the average market price per share of Common Stock for the thirty day period prior to the effective date granted by the Securities and Exchange Commission for an offering of rights to acquire Series B Preferred Stock, less a 24% discount from such average market price, whichever is applicable ("Conversion Price"). In the event that a holder of Preferred Stock would be entitled to receive a fractional share of Common Stock upon such conversion, such holder of Preferred Stock will instead receive a single share of Common Stock instead of such fractional share of Common Stock.

                           (iii)    If at any time or from time to time there
shall be any Merger (as defined in Section 4) of the Corporation, then, PROVIDED that the election described in the last paragraph of this Section 6(a)(iii) is made, as a part of such Merger, provision shall be made so that the holders of Preferred Stock shall thereafter each be entitled to receive, upon conversion of each share of the Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Merger, to which a holder of the amount of Common Stock deliverable upon conversion of such share of Preferred Stock would have been entitled on such Merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Preferred Stock after such Merger to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after such Merger in as nearly equivalent a manner as may be practicable.

         Each holder of Preferred Stock shall have the right to elect treatment under this Section 6(a)(iii) in lieu of Section 4, such election to be exercisable by written notice delivered to the Corporation no later than three days prior to the closing of such Merger.

                  (b) MECHANICS OF CONVERSION. (i) On and after the date any holder of Preferred Stock elects to convert Preferred Stock as provided in
Section 6(a)(i) hereof, he shall so notify the Corporation in writing or on and after the effective date of the Conversion of Preferred Stock, as stated in the vote of Preferred Stockholders so to convert, as provided in Section 6(a)(ii) hereof, each holder of a certificate(s) representing ownership of outstanding shares of Preferred Stock shall be entitled, upon surrender of such certificate(s) at the office or agency of the Corporation designated for the purpose, to receive in exchange therefor certificate(s) representing the number of shares of Common Stock into which the number of Preferred represented by such certificate(s) are to be converted, pursuant to application of the Conversion Price. In the event of a conversion as provided in Section 6(a)(ii) hereof, until so surrendered, each outstanding certificate representing ownership of shares of Preferred Stock shall be deemed for all purposes to evidence only the ownership of the shares of Common Stock into which such shares of Preferred Stock shall have been converted, as provided in Section 6(a) hereof.

         Otherwise, all rights with respect to the Preferred Stock, including the rights to receive dividends thereon, notices and to vote, shall immediately cease and terminate upon the effective date of the conversion of the Preferred Stock, as provided in Section 6(a) hereof.

                           (ii)     If certificate(s) representing ownership
of shares of Common Stock is (are) to be issued in a name other than that in which the certificate representing ownership of the shares of Preferred Stock is registered, then the Corporation shall require that the certificate(s) representing ownership of the shares of Preferred Stock to be converted shall be properly endorsed for transfer.

                           (iii)    The Corporation shall at all times when
the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock. Before taking any action which would cause Common Stock, upon the conversion of Preferred Stock, to be issued below the then par value of the shares of Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the corporation may validly and legally issue fully paid and nonassessable shares of Common Stock to the holders of Preferred Stock.

                           (iv)     Upon the conversion of Preferred Stock,
any declared but unpaid dividends on the Preferred Stock shall be paid upon surrender of certificates representing ownership of the shares of Preferred Stock as provided herein.

                           (v)      Upon the effective date of the conversion
of the Preferred Stock as provided in Section 6(a) hereof, the shares of Common Stock issuable upon such conversion shall be deemed to be outstanding, and the holder thereof shall be entitled to exercise and enjoy all rights with respect to such shares of Common Stock, including the rights, if any, to receive notices and to vote. All certificates representing such shares of Preferred Stock, from and after such effective date of conversion of the Preferred Stock, shall be deemed to have been retired and cancelled and shall not be reissued.

                  (c) ADJUSTMENTS TO CONVERSION PRICE. (i) For so longer as the shares of Preferred Stock remain outstanding, if the Corporation declares a dividend or other distribution payable in shares of Common Stock or Preferred Stock (other than such a dividend or distribution payable only to holders of Preferred Stock), or subdivides its outstanding shares of Common Stock into a larger number or combines its outstanding shares of Common Stock into a smaller number, than the Conversion Price in effect immediately prior to such dividend, other distribution, subdivision or combination, as the case may be, shall forthwith be appropriately adjusted to reflect the effect of such dividend, other distribution, subdivision or combination.

                           (ii)     Whenever the Conversion Price shall be
adjusted with respect to the Preferred Stock as provided in this Section
6(c), the Corporation shall forthwith prepare a statement, certified by the Chief Financial Officer of the Corporation, showing in detail the facts requiring such adjustment and the Conversion Price for the Preferred Stock that shall be in effect after such adjustment and shall cause a copy of such statement to be delivered or sent to each holder of record of Preferred Stock.

         7. REDEMPTION OPTION. (i) At such time as the Corporation shall determine in its discretion to be in the best interests of the Corporation, the Corporation shall have the right to redeem all or any portion thereof of the outstanding shares of Series A and Series B, as a single class, in proportion to the shares of Series A and Series B then outstanding. Such redemption shall be effected by the payment in cash of the Stated Value of each share of Preferred Stock to the holder of record as of the date of the redemption which shall be determined by the Corporation and hereunder ("Call Date") plus an amount equal to all dividends accrued but unpaid on each share of Preferred Stock as of the Call Date. On and after the Call Date, each outstanding certificate representing ownership of shares of Preferred Stock shall be deemed for all purposes to evidence only the right to receive the redemption price for such shares, as provided herein. Otherwise, all rights with respect to the Preferred Stock, including the rights to receive dividends thereon and notices and to vote shall immediately cease and terminate upon the Call Date. The Corporation may deposit the redemption price of all then outstanding shares of Preferred Stock with a bond or trust company for the pro rata benefit of the holders of such outstanding shares. Any funds unclaimed at the end of six years from the date of such deposit shall be repaid to the Corporation.

                           (ii)     At least thirty, but not more than,
ninety days before any Call Date as determined by the Corporation, the Corporation shall give notice by mail and by publication in such manner as may be prescribed by the applicable provisions of the law or the Corporation's By-laws, to the holders of record of the Preferred Stock of the exercise of such option and the means by which such shares of Preferred Stock are to be surrendered to the Corporation and the redemption price for such shares of Preferred Stock, as provided herein, is to be paid.

         8. NOTICES. All notices or other communications required to be given hereunder shall be sent by first class certified or registered mail, return receipt requested, postage prepaid, if to the Corporation, at the address of its principal office or, if to a holder of Preferred Stock, at such holder's address last shown on the records of the transfer agent for the Preferred Stock.

         9. BOARD OF DIRECTORS. The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Corporation or as may be necessary or advisable in the administration hereof, including, without limitation, the right and power to interpret the provisions hereof.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           REGAL INTERNATIONAL, INC.

                                   *********

         Regal International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the stockholders of Regal International, Inc., held on November 17, 1987, the stockholders adopted and approved the following amendments to the Certificate of Incorporation of said corporation, in accordance with the provisions of Section 242 and 212 of the General Corporation Law of the State of Delaware:

         RESOLVED: That the Certificate of Incorporation be amended by adding a new Article denominated as Article Twelfth, in the following form:

         "TWELFTH: To the extent permitted by law, a director of the corporation shall in any one year be personally liable to the corporation or to the stockholders of the corporation for monetary damages suffered on account of any action taken or omitted to be taken by him as a director constituting a breach of his fiduciary duty as a director only to the extent of directors' fees (including committee fees and attendance fees) paid during such year by the corporation to such director for serving as a director of the corporation. The limitation of liability set forth in the first sentence of this Article Twelfth shall not apply to liability of a director for (i) any breach of his duty of loyalty to the corporation or to the stockholders of the corporation, (ii) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of laws, (iii) paying a dividend or approving a stock repurchase or redemption which was illegal under Section 174 of title 8 of the Delaware Code, or (iv) any transaction from which he derived an improper personal benefit. Any repeal or modification of this Article TWELFTH shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification."

         RESOLVED: That the Certificate of Incorporation be amended by deleting in its entirety the text of Section A of Article FOURTH and substituting in place thereof the following:

         "A. AUTHORIZED SHARES. The aggregate number of shares which this corporation shall have authority to issue is 85,000,000 shares consisting of 75,000,000 shares of common stock having a part value of $0.10 per share (the "Common Stock") and 10,000,000 shares of preferred stock having a par value of $0.10 per share (the "Preferred Stock")."

         IN WITNESS WHEREOF, said Regal International, Inc. has caused this certificate to be executed by Gregory P. Plunkett, its Vice-Chairman, and attested to by Jonathan M. Moulton, its Assistant Secretary, this 18th day of November, 1987.

                                            By:
                                               ---------------------------------
                                                     Gregory P. Plunkett
                                                     Vice Chairman

ATTEST:

By:
   ------------------------------------
         Jonathan M. Moulton
         Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                          OF REGAL INTERNATIONAL, INC.

         Regal International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the stockholders of Regal International, Inc., held on May 25, 1993, the stockholders adopted and approved the following amendments to the Certificate of Incorporation of said corporation, in accordance with the provisions of Section 242 and 212 of the General Corporation Law of the State of Delaware:

         RESOLVED: That the Certificate of Incorporation be amended by deleting in its entirety the text of Section A of Article FOURTH and substituting in place thereof the following:

         "A. Authorized Shares. The aggregate number of shares which this corporation shall have authority to issue is 160,000,000 shares consisting of 150,000,000 shares of common stock having a par value of $0.01 per share (the "Common Stock") and 10,000,000 shares of preferred stock having a par value of $0.10 per share (the "Preferred Stock").

         IN WITNESS WHEREOF, said Regal International, Inc. has caused this certificate to be executed by Girish Sharma, its Chairman, and attested to by Janak Desai, its President, this ____ day of June, 1993.

                                            By:
                                               ---------------------------------
                                                     Girish Sharma, Chairman

ATTEST:

By:
   -----------------------------------------
         Janak Desai, President

                            CERTIFICATE OF AMENDMENT

                                       OF

            CERTIFICATE OF INCORPORATION OF REGAL INTERNATIONAL, INC.

                           (Pursuant to Section 242 of
                      the Delaware General Corporation Law)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

         The undersigned, Chung Cho Yee, Mico and Ma Wai Man, Catherine, being the President and Secretary, respectively, of Regal International, Inc., a Delaware corporation (the "Corporation"), do hereby certify as follows:

         1. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(1) of the General Corporation Law of the State of Delaware to provide for the name change by amending Article First as follows:

         FIRST:  The name of the corporation is ASIA RESOURCES HOLDINGS LTD.

         2. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(3) of the General Corporation Law of the State of Delaware by deleting in its entirety the text of the following sections of Article Fourth and substituting in place thereof the following:

         FOURTH: A. Authorized Shares. The total number of shares of stock which the Corporation is authorized to issue is 1,110,000,000 shares, consisting of 1,100,000,000 shares of common stock having a par value of $0.01 per share (the "Common Stock") and 10,000,000 shares of preferred stock having a par value of $0.10 per share (the "Preferred Stock"). Effective on February 19, 1999, the common stock shall be reconstituted such that 1 new share of common stock shall be issued in exchange for each 138 outstanding shares of common stock.

                        D. Other Provisions. (7) The action by the shareholders of this Corporation to remove or elect directors of this Corporation, or to amend, adopt or repeal the Bylaws of this Corporation, may be taken at an annual meeting or special meeting of said shareholders, or the shareholders of this Corporation may act by written consent to elect or remove directors of this Corporation or to adopt, amend or repeal the Bylaws of this Corporation, subject to other provisions of this Certificate of Incorporation.

         3. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242 of the General Corporation Law of the State of Delaware by deleting in its entirety the text of Article Fifth and substituting in place thereof the following:

         FIFTH: All of the corporate powers of this Corporation shall be vested in and exercised by a Board of Directors. The number of directors of the Corporation shall be fixed by, or in a manner provided in, the Bylaws of the Corporation, but shall not be less than three (3).

         4. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242 of the General Corporation Law of the State of Delaware by deleting in its entirety the text of Article Sixth and substituting in place thereof the following:

         SIXTH: Bylaws of the Corporation may be adopted, amended or repealed by a majority vote of the holders of the Corporation's stock outstanding and entitled to vote at the meeting at which any Bylaw is adopted, amended or repealed. Such Bylaws may contain any provision for the regulation and management of the affairs of the Corporation and the rights or powers of its shareholders, directors, officers or employees not inconsistent with statute or the Certificate of Incorporation.

         5. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242 of the General Corporation Law of the State of Delaware by amending Article Seventh as follows:

         SEVENTH: A. Except as set forth in paragraph D of this Article SEVENTH, after any Person (as hereinafter defined) becomes the owner of more than 5% of the outstanding shares of stock of the Corporation entitled to vote, the affirmative vote of the majority of the holders of all stock entitled to vote thereon shall be required for approval of:

         (1) A merger or consolidation of the Corporation with or into such Person, or

         (2) Any sale or lease of all, substantially all, or any substantial part of the assets of the Corporation to such Person, or

         (3) Any sale or lease to the Corporation or any subsidiary thereof of any assets (except assets having a fair market value in the aggregate, whether sold or leased in one or more transactions, of less than $2,000,000) in exchange for voting securities (or securities convertible into voting securities or options, warrants or rights to purchase voting securities or securities convertible into voting securities) of the Corporation or any subsidiary thereof by such Person, or

         (4) Any reclassification of securities, recapitalization or other transaction (except redemptions permitted by the terms of the security redeemed or repurchases of the securities for cancellation or for deposit in the Corporation's treasury) designed to decrease the number of holders of stock of the Corporation entitled to vote.

         6. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242 of the General Corporation Law of the State of Delaware by amending Article Tenth as follows:

         TENTH: Notwithstanding any other provision of the Certificate of Incorporation or by Bylaws of this Corporation (and in addition to any other vote that may be required by law, the Certificate of Incorporation or the Bylaws of this Corporation), the affirmative vote of the majority holders of all stock of this Corporation entitled to vote shall be required to amend, alter, change, or repeal subparagraphs 7 and 8 of Paragraph D of Article FOURTH, and Article FIFTH, SIXTH, SEVENTH or TENTH of the Certificate of Incorporation.

         7. In accordance with Section 242 and 212 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation adopted and approved the above amendments to the Certificate of Incorporation of the Corporation at a special meeting of the Corporation's stockholders held on October 27, 1998.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment as of January 29, 1999 and DO HEREBY CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.

                                         ---------------------------------------
                                         Chung Cho Yee, Mico, President

                                         ---------------------------------------
                                         Ma Wai Man, Catherine, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                        OF ASIA RESOURCES HOLDINGS LTD.

         We, the undersigned, being the President and Secretary, respectively, of Asia Resources Holdings Ltd. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DO HEREBY CERTIFY:

         FIRST:     That Article First of the Certificate of Incorporation of
the Corporation is hereby amended to read as follows:

                  "FIRST:     The name of the corporation is Asia Fiber Holdings
         Limited."

         SECOND:     That Section A of Article Fourth of the Certificate of
Incorporation of the Corporation is hereby amended to read as follows:

                  "FOURTH: A. Authorized Shares. The total number of shares of stock which the Corporation is authorized to issue is 40,000,000 shares, consisting of 30,000,000 shares of common stock having a par value of $0.01 per share (the "Common Stock") and 10,000,000 shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock")."

         THIRD:     That the stockholders of the Corporation duly adopted the
foregoing amendments to the Certificate of Incorporation of the Corporation at a special meeting of the Corporation's stockholders held on November 30, 1999 in accordance with the provisions of Sections 211 of the General Corporation Law of the State of Delaware.

         FOURTH:     That the foregoing amendments to the Certificate of
Incorporation of the Corporation were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         The undersigned further declare under penalty of perjury under the laws of the State of Delaware, that the matters set forth in this Certificate are true and correct of their own knowledge.

Dated:  March 13, 2000

                                               ---------------------------------
                                               Ching Lung Po
                                               President

                                               ---------------------------------
                                               Wan Wai On
                                               Secretary